Exhibit 4.1

AWA Group LP

116 South Franklin Street

Rocky Mount, NC 27804

SUBSCRIPTION AGREEMENT

OFFERING OF UP TO 3,303,571 CLASS A COMMON UNITS

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. THIS INVESTMENT IS SUITABLE ONLY FOR PERSONS WHO CAN BEAR THE ECONOMIC RISK FOR AN INDEFINITE PERIOD OF TIME AND WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. FURTHERMORE, INVESTORS MUST UNDERSTAND THAT THIS INVESTMENT IS ILLIQUID AND IS EXPECTED TO CONTINUE TO BE ILLIQUID FOR AN INDEFINITE PERIOD OF TIME. NO PUBLIC MARKET EXISTS FOR THE SECURITIES, AND NO PUBLIC MARKET IS EXPECTED TO DEVELOP FOLLOWING THIS OFFERING.

AWA Group LP, a limited partnership under Delaware law (the “Partnership”), is offering (the “Offering”) its Class A Common Units and warrants to purchase Class A Common Units of the Partnership (as described below) pursuant to Regulation A (“Regulation A”) under the Securities Act of 1933, as amended (the “Act”). The securities being offered by the Partnership have not been registered under the Act or any state securities or “blue sky” laws and are being offered and sold in reliance on exemptions from the registration requirements of the Act and state securities or blue sky laws. Although an Offering Statement on Form 1-A/A and the Offering Circular of the Partnership (the “Offering Circular”) attached thereto (collectively, the “Offering Materials”) have been filed with the Securities and Exchange Commission (the “SEC”), the Offering Materials do not include the same information that would be included in a registration statement under the Act. The securities being offered by the Partnership in the Offering have not been approved or disapproved by the SEC, any state securities commission or other regulatory authority, nor have any of the foregoing authorities passed upon the merits of the Offering or the adequacy or accuracy of this Subscription Agreement or any other materials or information made available to the undersigned investor (the “Investor”) in connection with this Offering.

The securities being offered by the Partnership in this Offering cannot be sold or otherwise transferred except in compliance with the Act. In addition, the securities cannot be sold or otherwise transferred except in compliance with the applicable state securities or blue sky laws.

Investors who are not “accredited investors” (as that term is defined in Section 501 of Regulation D promulgated under the Act) are subject to limitations on the amount they may invest, as set out in Section (5)(d) below, and are prohibited from investing in Phase 1 of the Offering (as further described below). The Partnership is relying on the representations and warranties set forth by Investor in this Subscription Agreement and the other information provided by Investor in connection with this Offering to determine the applicability to this offering of exemptions from the registration requirements of the Act.

Prospective investors may not treat the contents of this Subscription Agreement or the Offering Materials or any prior or subsequent communications from the Partnership or any of its officers, employees or agents (including “testing the waters” materials) as investment, legal or tax advice. In making an investment decision, investors must rely on their own investigation of the Partnership and the terms of this Offering, including the merits and the risks involved. Each prospective investor should consult the investor’s own counsel, accountant and other professional advisor as to investment, legal, tax and other related matters concerning the investor’s proposed investment.

The Offering Materials may contain forward-looking statements and information relating to, among other things, the Partnership, its business plan and strategy, and its industry. These forward-looking statements are based on the beliefs of, assumptions made by, and information currently available to the Partnership’s management. When used in the Offering Materials, the words “estimate,” “project,” “believe,” “anticipate,” “intend,” “expect” and similar expressions are intended to identify statements which constitute “forward looking statements.” These statements reflect management’s current views with respect to future events and are subject to risks and uncertainties that could cause the Partnership’s actual results to differ materially from those contained in the forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The Partnership does not undertake any obligation to revise or update these forward-looking statements to reflect events or circumstances after such date or to reflect the occurrence of unanticipated events.

The Offering Materials do not constitute an offer or solicitation in any state or jurisdiction in which the securities are not being offered.

The information presented in the Offering Materials was prepared by the Partnership solely for the use by prospective investors in connection with this Offering. No representations or warranties are made as to the accuracy or completeness of the information contained in any Offering Materials, and nothing contained in the Offering Materials is or should be relied upon as a promise or representation as to the future performance of the Partnership.

The Partnership reserves the right in its sole discretion and for any reason whatsoever to modify, amend and/or withdraw all or a portion of the Offering and/or accept or reject in whole or in part any prospective investment in the securities or to allot to any prospective investor less than the amount of securities such investor desires to purchase.

TO:	AWA GROUP LP
116 SOUTH FRANKLIN STREET
ROCKY MOUNT, NC 27804
Phone - (252) 984 – 3800
Email – ed.iamcllc@gmail.com

This Subscription Agreement is made effective as of the date set forth on the signature page below, by and between AWA Group LP, a limited partnership under Delaware law (the “Partnership”) and the undersigned investor (the “Investor”).

(1)          Overview. The Partnership is offering to sell its Class A Common Units (each, a “Class A Common Unit”) of the Partnership in an aggregate amount of $50,000,000 (the “Offering”). The Offering will occur in Phase 1 and Phase 2 as follows:

(a)          Phase 1. Phase 1 of this Offering (“Phase 1”) will commence immediately upon the Offering becoming effective, and will be a “best-efforts” offering by the Partnership with no placement agents or underwriters. In Phase 1, the Partnership is offering an aggregate of 1,428,571 Class A Common Units (the “Phase 1 Units”) at $14.00 per Phase 1 Unit, for gross proceeds of approximately $20,000,000. Each Investor purchasing Phase 1 Units will also receive a warrant to purchase additional Class A Common Units in an amount equal to 20% of the Phase 1 Units purchased by the Investor, with an exercise price of $12.00 per Class A Common Unit (the “Warrants,” and together with the Phase 1 Units, the “Phase 1 Securities”). Until such time as all of the Phase 1 Securities are sold by the Partnership, all proceeds of sales of the Phase 1 Units shall be held by The Nottingham Company, as escrow agent for Phase 1 (the “Escrow Agent”). If the Partnership does not sell all of the Phase 1 Securities within 120 days after the Offering becomes effective, or the Partnership’s General Partner, AWA Management, LLC determines to terminate the Offering prior to such date, (i) Phase 1 will terminate, (ii) all proceeds will be reimbursed in full, without interest, to all Phase 1 Investors, and (iii) the Partnership will be under no obligation to issue any Warrant to any Phase 1 Investor. If the Partnership does sell all of the Phase 1 Securities within 120 days after the Offering becomes effective, the Partnership shall issue the Warrants in the form included in the Offering Materials and Phase 2 (as defined below) of the Offering will commence. The Warrant will be exercisable for five years after the date of issuance by the Partnership; provided, that Investor shall not be entitled to sell or transfer the Warrant or any Class A Common Units issuable upon exercise thereof for the three-year period after issuance. Phase 1 is limited to “accredited investors” (as defined in Rule 501(a) of Regulation D of the Act) only. The minimum purchase for any Phase 1 Investor is 17,857 Phase 1 Units (or $250,000).

(b)          Phase 2. If the Partnership completes Phase 1, the Partnership, itself and through one or more underwriters chosen by the Partnership, will commence Phase 2 of the Offering (“Phase 2”) and offer on a best-efforts basis an aggregate of $30,000,000 of Class A Common Units (the “Phase 2 Units” and collectively with the Phase 1 Securities, the “Securities”). Phase 2 will terminate upon the earlier of (1) the sale of the maximum number of Phase 2 Securities, (2) [ ], 2016, which is one year from the date the Offering began, or (3) a date prior to one year from the date this Offering began that is so determined by the Partnership’s General Partner, AWA Management, LLC. It is anticipated that the Phase 2 Units will be sold at $16.00-$20.00 per Phase 2 Unit; provided, that the final subscription price may be more or less. Investors participating in Phase 2 of the Offering will receive no Warrants or any other rights to purchase additional securities of the Partnership.

(2)          Subscription.

(a)          The undersigned Investor hereby irrevocably subscribes for and agrees to purchase the following Securities (please check the appropriate item below):

☐  Phase 1 Securities: the Phase 1 Securities set forth in the signature pages hereto at $14 per Phase 1 Unit. **Note that only accredited investors may purchase Phase 1 Securities.

☐  Phase 2 Securities: Phase 2 Units set forth in the signature pages hereto at the per-Unit subscription price set forth thereon. **Such subscription price shall not be binding upon the Partnership unless and until accepted in writing by the Partnership.

(b)          By executing this Subscription Agreement, Investor acknowledges that Investor has received this Subscription Agreement, a copy of the Offering Materials and any other information required by Investor to make an investment decision.

(c)          This subscription may be accepted or rejected in whole or in part, at any time prior to a Closing (as defined below) by the Partnership in its sole discretion. In addition, the Partnership, in its sole discretion, may allocate to Investor only a portion of the number of Securities Investor has subscribed for. The Partnership will notify Investor whether this subscription is accepted (whether in whole or in part) or rejected. If Investor’s subscription is rejected, Investor’s payment (or portion thereof if partially rejected) will be returned to Investor without interest.

(d)          Subject to receipt of an aggregate of $20,000,000, the Partnership may elect at any time to close all or any portion of this Offering, on various dates at or prior to the expiration of the Offering (each, a “Closing”) by acceptance of any subscriptions by Investors.

(3)          Purchase Procedure.

(a)          Payment. The purchase price for the Securities shall be paid simultaneously with the execution and delivery to the Partnership of the signature page of this Subscription Agreement. Investor shall deliver a signed copy of this Subscription Agreement, along with payment for the aggregate purchase price of the Securities pursuant to the requirements in Section (3)(b) below.

(b)          Payment Instructions.

(i)          Phase 1 Investors. Investors purchasing Phase 1 Securities shall wire the aggregate purchase price for such securities to the Escrow Agent, pursuant to the wiring instructions set forth below:

[   ]

(ii)         Phase 2 Investors. Investors purchasing Phase 2 Units shall wire the aggregate purchase price for such securities to the Partnership, pursuant to the wiring instructions set forth below:

[To be inserted]

(c)          Once the Phase 1 Securities have been sold in full, the Investor will receive confirmation of the issuance of the Securities for which Investor has subscribed, from the Partnership or its transfer agent, and the Partnership shall issue a Warrant to the Investor, if a Phase 1 Investor, in the form included in the Offering Materials.

(4)          Representations & Warranties of the Partnership. The Partnership represents and warrants to Investor that the following representations and warranties are true and complete in all material respects as of the date of acceptance of Investor’s subscription herein, except as otherwise indicated.

(a)          Organization and Standing. The Partnership is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware. The Partnership has all requisite power and authority to own and operate its properties and assets, to execute and deliver this Subscription Agreement, and any other agreements or instruments required hereunder.

(b)          Issuance of the Securities. The issuance, sale and delivery of the Securities in accordance with this Subscription Agreement have been duly authorized by all necessary corporate action on the part of the Partnership. The Securities, when so issued, sold and delivered against payment therefor in accordance with the provisions of this Subscription Agreement, will be duly and validly issued, fully paid and non-assessable.

(c)          Authority for Agreement. The execution and delivery by the Partnership of this Subscription Agreement and the consummation of the transactions contemplated hereby (including the issuance, sale and delivery of the Securities) are within the Partnership’s powers and have been duly authorized by all necessary corporate action on the part of the Partnership. Upon full execution hereof, this Subscription Agreement shall constitute a valid and binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies and (iii) with respect to provisions relating to indemnification and contribution, as limited by considerations of public policy and by federal or state securities laws.

(5)          Representations & Warranties of Investor. By executing this Subscription Agreement, Investor (and, if Investor is purchasing the Securities subscribed for hereby in a fiduciary capacity, the person or persons for whom Investor is so purchasing) represents and warrants, which representations and warranties are true and complete in all material respects as of the date of each Closing:

(a)          Requisite Power and Authority. Such Investor has all necessary power and authority under all applicable provisions of law to execute and deliver this Subscription Agreement and other agreements required hereunder and to carry out their provisions. All action on Investor’s part required for the lawful execution and delivery of this Subscription Agreement and other agreements required hereunder have been or will be effectively taken prior to the Closing with respect to Investor’s subscription. Upon their execution and delivery, this Subscription Agreement and other agreements required hereunder will be valid and binding obligations of Investor, enforceable in accordance with their terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights and (ii) as limited by general principles of equity that restrict the availability of equitable remedies.

(b)          Investment Representations. Investor understands that the Securities have not been registered under the Act. Investor also understands that the Securities are being offered and sold pursuant to an exemption from registration contained in the Act based in part upon Investor’s representations contained in this Subscription Agreement. Investor can withstand the loss of the Investor’s entire investment without suffering serious financial difficulties.

(c)          Illiquidity and Continued Economic Risk. Investor acknowledges and agrees that there is no ready public market for the Securities and that there is no guarantee that a market for their resale will ever exist. Investor must bear the economic risk of this investment indefinitely and the Partnership has no obligation to list the Securities on any market or take any steps (including registration under the Act or the Securities Exchange Act of 1934, as amended) with respect to facilitating trading or resale of the Securities. Investor acknowledges that Investor is able to bear the economic risk of losing Investor’s entire investment in the Securities. Investor also understands that an investment in the Partnership involves significant risks and has taken full cognizance of and understands all of the risk factors relating to the purchase of the Securities.

(d)          Accredited Investor Status or Investment Limits. Investor represents and warrants that:

(ii)          The information set forth in response to Section II (Accredited Investor Status under the Securities Act of 1933) on the signature page hereto concerning Investor is true and correct. If Investor is purchasing Phase 1 Securities, Investor is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Act; or

(iii)          If Investor has not indicated Investor is an accredited investor on the signature page hereto, Investor is not purchasing (A) any Phase 1 Securities, or (B) Phase 2 Units in an aggregate amount, together with any other amounts previously used to purchase Securities in this Offering, in excess of: (A) 10% of the greater of Investor’s annual income or net worth (for natural persons) or (B) 10% of the greater of Investor’s annual revenue or net assets at fiscal year-end (for non-natural persons).

Investor represents that to the extent it has any questions with respect to its status as an accredited investor, or the application of the investment limits, it has sought professional advice.

(e)          Partnership Information. Investor has read the Offering Circular filed with the SEC, including the section titled “Risk Factors.” Investor understands that the Partnership is subject to all the risks that apply to development or early stage companies, whether or not those risks are explicitly set out in the Offering Circular. Investor has had an opportunity to discuss the Partnership’s business, management and financial affairs with managers, officers and management of the Partnership and its general partner and has had the opportunity to review the Partnership’s operations and facilities. Investor has also had the opportunity to ask questions of and receive answers from the Partnership and its management regarding the terms and conditions of the Offering. Investor acknowledges that except as set forth herein, no representations or warranties have been made to Investor, or to Investor’s advisors or representatives, by the Partnership, its general partners or others with respect to the business or prospects of the Partnership or its financial condition.

(f)          Valuation. Investor acknowledges that the price of the Securities was set by the Partnership on the basis of the Partnership’s internal valuation and no warranties are made as to value. Investor further acknowledges that future offerings of Securities may be made at lower valuations, and other Securities sold as part of this Offering may be sold at a higher or lower price than the price paid by Investor, with the result that Investor’s investment will bear a higher or lower valuation.

(g)          No Brokerage Fees. There are no claims for brokerage commission, finders’ fees or similar compensation in connection with the transactions contemplated by this Subscription Agreement or related documents based on any arrangement or agreement binding upon Investor. The undersigned will indemnify and hold the Partnership harmless against any liability, loss or expense (including, without limitation, reasonable attorneys' fees and out-of-pocket expenses) arising in connection with any such claim.

(h)          Foreign Investors. If Investor is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), Investor hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Subscription Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Securities. Investor’s subscription and payment for and continued beneficial ownership of the Securities will not violate any applicable securities or other laws of Investor’s jurisdiction.

(6)          Partnership Agreement. Investor is willing to be bound by the terms and conditions of that certain Agreement of Limited Partnership of the Partnership dated June 9, 2015 (as amended and/or restated from time to time, the “Partnership Agreement”). Upon execution of this Subscription Agreement by Investor, Investor shall be bound automatically by the Partnership Agreement as a Limited Partner (as defined in the Partnership Agreement) of the Partnership.

(7)          Indemnity. The representations, warranties and covenants made by Investor herein shall indefinitely survive the Closing of its purchase of Securities. Investor agrees to indemnify and hold harmless the Partnership and it general partner, and their respective officers, directors and affiliates, and each other person, if any, who controls the Partnership within the meaning of Section 15 of the Act against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all reasonable attorneys’ fees, including attorneys’ fees on appeal) and expenses reasonably incurred in investigating, preparing or defending against any false representation or warranty or breach of failure by Investor to comply with any covenant or agreement made by Investor herein or in any other document furnished by Investor in connection with Investor’s subscription for Securities.

(8)          Governing Law; Jurisdiction. This Subscription Agreement shall be governed and construed in accordance with the laws of the State of Delaware. INVESTOR AND THE PARTNERSHIP CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION LOCATED WITHIN DELAWARE AND NO OTHER PLACE AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS RELATING TO THIS SUBSCRIPTION AGREEMENT MAY BE LITIGATED IN SUCH COURTS. INVESTOR AND THE PARTNERSHIP ACCEPTS FOR ITSELF AND HIMSELF (OR HERSELF) AND IN CONNECTION WITH ITS AND HIS (OR HER) RESPECTIVE PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS SUBSCRIPTION AGREEMENT. INVESTOR AND THE PARTNERSHIP FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN THE MANNER SPECIFIED IN THIS SUBSCRIPTION AGREEMENT.

(9)          WAIVER OF TRIAL BY JURY. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE ACTIONS OF EITHER PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF, EACH OF THE PARTIES HERETO ALSO WAIVES ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF SUCH PARTY. EACH OF THE PARTIES HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS SUBSCRIPTION AGREEMENT. IN THE EVENT OF LITIGATION, THIS SUBSCRIPTION AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

(10)        Notices. Notice, requests, demands and other communications relating to this Subscription Agreement and the transactions contemplated herein shall be in writing and shall be deemed to have been duly given if and when (a) delivered personally, on the date of such delivery; or (b) mailed by registered or certified mail, postage prepaid, return receipt requested, on the third day after the posting thereof, to the address of the respective parties as follows:

If to the Partnership, to:

AWA GROUP LP

116 South Franklin Street

Rocky Mount, NC 27804

Attn: L. Edward Baker

with a required copy to:

Maslon LLP

3300 Wells Fargo Center

90 South Seventh Street

Minneapolis, MN 55402

Attn: William M. Mower

Email: Bill.Mower@Maslon.com

If to Investor, to Investor’s address as shown on the signature page hereto or to such other address as may be specified by written notice from time to time by the party entitled to receive such notice.

(11)        Miscellaneous.

(a)          This Subscription Agreement is not transferable or assignable by Investor.

(b)          The representations, warranties and agreements contained herein shall be deemed to be made by and be binding upon Investor and his, her or its heirs, executors, administrators and successors and shall inure to the benefit of the Partnership and its successors and assigns.

(c)          None of the provisions of this Subscription Agreement may be waived, changed or terminated orally or otherwise, except as specifically set forth herein or except by a writing signed by the Partnership and Investor.

(d)          In the event any part of this Subscription Agreement is found to be void or unenforceable, the remaining provisions are intended to be separable and binding with the same effect as if the void or unenforceable part were never the subject of the Subscription Agreement.

(e)          The invalidity, illegality or unenforceability of one or more of the provisions of this Subscription Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Subscription Agreement in such jurisdiction or the validity, legality or enforceability of this Subscription Agreement, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

(f)          This Subscription Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof and contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof.

(g)          The terms and provisions of this Subscription Agreement are intended solely for the benefit of each party hereto and their respective successors and assigns, and it is not the intention of the parties to confer, and no provision hereof shall confer, third-party beneficiary rights upon any other person.

(h)          The headings used in this Subscription Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

(i)          This Subscription Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

(j)          No failure or delay by any party in exercising any right, power or privilege under this Subscription Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Signature Page Follows

SIGNATURE PAGES

Please indicate how you would like your Securities to be registered (check one):

☐	Individual Ownership	☐	Trust or IRA
(One signature required below)

☐	Joint Tenants with Rights of Survivorship	☐	Corporation
(All tenants must sign below)

☐	Tenants in Common	☐	Limited Partnership
(All tenants must sign below)

☐	Other (Please specify):	☐	Limited Liability Company

		☐	General Partnership

Indicate Securities Purchased:

☐      Phase 1 Securities: $14.00 per Class A Common Unit & Warrant to purchase Class A Common Units equal to 20% of Class A Common Units purchased in this Offering.

☐      Phase 2 Securities: $_____ per Class A Common Unit.

Number of Class A Common Units Purchased: __________________________

Total Amount of Investment: $__________________________ (the “Purchase Price”)

* * * *

I.	Investor Information.

Investor’s Name: ____________________________________________________________________________

Social Security or Taxpayer Identification Number: _______________________________________________________

Home Address (individuals): _______________________________________________________________________

(Street) (City/State/Zip Code) _______________________________________________________________________

Jurisdiction of Organization (entities): _________________________________________________________________

Principal Place of Business (entities): _________________________________________________________________

Telephone Number: ______________ Facsimile Number: ______________

Email Address: ______________

Contact Person (entities): ______________

Date of Formation (entities): ______________

Fiscal Year (entities): ______________

II.	Accredited Investor Status under the Securities Act of 1933.

Please initial all appropriate spaces below indicating the basis upon which the undersigned may qualify as an “accredited investor” under the Securities Act of 1933.

FOR INDIVIDUALS

_____	The undersigned has a net worth (or joint net worth together with the undersigned’s spouse) in excess of $1,000,000, and has no reason to believe that such net worth will not remain in excess of $1,000,000 for the foreseeable future. Please Note: For purposes hereof, “net worth” means the excess of total assets at fair market value (excluding the value of a primary residence), over total liabilities (excluding liabilities secured by a primary residence, except to the extent that such liabilities exceed the fair market value of the primary residence).

_____	The undersigned had an annual income during the last two full calendar years of in excess of $200,000 (or joint annual income together with the undersigned’s spouse of in excess of $300,000) and reasonably expects to have an annual income in excess of $200,000 (or joint annual income together with the undersigned’s spouse of in excess of $300,000) during the current calendar year.

FOR CORPORATIONS, PARTNERSHIPS OR LIMITED LIABILITY COMPANIES

_____	The undersigned has total assets in excess of $5,000,000.

_____	All of the equity owners, unit owners and participants of the undersigned are accredited investors. If the undersigned initialed this statement and did not initial the preceding statement, the Partnership in its sole discretion may require the undersigned to provide the Partnership with a list setting forth the names of all owners and participants and indicating the manner in which they qualify, and may require each such person to complete an accredited investor and qualified eligible person equity owner questionnaire in the form supplied by the Partnership.

_____	The undersigned is a broker-dealer registered under Section 15 of the Securities and Exchange Act of 1934.

FOR TRUSTS

_____	The undersigned has total assets in excess of $5,000,000, its purchase is directed by a person who has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of an investment in the Partnership.

_____	The undersigned is a revocable trust which may be amended or revoked at any time by the grantors thereof and all of the grantors are accredited investors and qualified eligible persons.

IV.	Signatures.

INDIVIDUAL INVESTORS	ENTITY INVESTORS

(Signature)	(Name of entity)
By:
(Printed name)	(Name of signatory)

(Signature, if joint investment)	(Title)

(Printed name, if joint investment)	(Signature)

Dated _________________, _________	Dated _________________, _________

ACCEPTED:

AWA GROUP LP

By: ____________________________________
Name: __________________________________
Title: ___________________________________